EXHIBIT 99.1

HBT FINANCIAL, INC. ANNOUNCES

SECOND QUARTER 2022 FINANCIAL RESULTS

Second Quarter Highlights

●	Net income of $14.1 million, or $0.49 per diluted share; return on average assets (ROAA) of 1.32%; return on average stockholders' equity (ROAE) of 14.92%; and return on average tangible common equity (ROATCE)(1) of 16.25%
●	Adjusted net income(1) of $13.8 million; or $0.48 per diluted share; adjusted ROAA(1) of 1.29%; adjusted ROAE(1) of 14.66%; and adjusted ROATCE(1) of 15.96%

(1)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

Bloomington, IL, July 25, 2022 – HBT Financial, Inc. (NASDAQ: HBT) (the “Company” or “HBT Financial” or “HBT”), the holding company for Heartland Bank and Trust Company, today reported net income of $14.1 million, or $0.49 diluted earnings per share, for the second quarter of 2022. This compares to net income of $13.6 million, or $0.47 diluted earnings per share, for the first quarter of 2022, and net income of $13.7 million, or $0.50 diluted earnings per share, for the second quarter of 2021.

Fred L. Drake, Chairman and Chief Executive Officer of HBT Financial, said, “During the second quarter, we had significant expansion in our net interest margin, disciplined expense control, and continued strong asset quality, which enabled us to generate a higher level of earnings and returns compared to the prior quarter. Given our asset sensitive balance sheet, we expect to continue benefiting from higher interest rates, which along with our expectation for a higher level of loan growth in the second half of the year, should result in further increases in net interest income. As we look ahead, our franchise is built upon the foundation of a very stable deposit base and conservatively underwritten, well diversified loan portfolio that we believe will help us to effectively manage through any potential economic downturn and continue delivering strong financial performance. Combined with our exceptionally strong balance sheet, we believe our consistent financial performance will enable us to continue enhancing the value of our franchise and returning capital to our shareholders through our quarterly dividend and share repurchase program.”

Adjusted Net Income

In addition to reporting GAAP results, the Company believes adjusted net income and adjusted earnings per share, which adjust for acquisition expenses, branch closure expenses, gains (losses) on sale of closed branch premises, net earnings (losses) from closed or sold operations, charges related to termination of certain employee benefit plans, realized gains (losses) on sales of securities, and mortgage servicing rights fair value adjustments, provide investors with additional insight into its operational performance. The Company reported adjusted net income of $13.8 million, or $0.48 adjusted diluted earnings per share, for the second quarter of 2022. This compares to adjusted net income of $12.2 million, or $0.42 adjusted diluted earnings per share, for the first quarter of 2022, and adjusted net income of $14.2 million, or $0.52 adjusted diluted earnings per share, for the second quarter of 2021 (see "Reconciliation of Non-GAAP Financial Measures" tables).

HBT Financial, Inc.

Net Interest Income and Net Interest Margin

Net interest income for the second quarter of 2022 was $34.4 million, an increase of 7.7% from $31.9 million for the first quarter of 2022. The increase was primarily attributable to higher yields on interest-earning assets. Paycheck Protection Program (“PPP”) loan fees recognized as loan interest income totaled $0.6 million during the second quarter of 2022 and $0.7 million during the first quarter of 2022. As of June 30, 2022, the remaining deferred PPP loan fees to be recognized as income totaled $0.1 million.

Relative to the second quarter of 2021, net interest income increased 15.7% from $29.7 million. The increase was primarily attributable to higher average balances of interest-earning assets following the NXT Bancorporation, Inc. (“NXT”) acquisition in the fourth quarter of 2021. PPP loan fees recognized as loan interest income totaled $2.4 million during the second quarter of 2021.

Net interest margin for the second quarter of 2022 was 3.34%, compared to 3.08% for the first quarter of 2022. The increase was primarily attributable to higher yields on interest-earning assets. The contribution of PPP loan fees to net interest margin was 6 basis points during the second quarter of 2022 and 7 basis points during the first quarter of 2022. Additionally, the contribution of acquired loan discount accretion to net interest margin increased to 3 basis points during the second quarter of 2022 from 1 basis point during the first quarter of 2022.

Relative to the second quarter of 2021, net interest margin increased from 3.14%. This increase was primarily attributable to a more favorable mix of interest-earning assets. PPP loan fees recognized as loan interest income contributed 25 basis points to net interest margin and acquired loan discount accretion contributed 2 basis points to net interest margin during the second quarter of 2021.

Noninterest Income

Noninterest income for the second quarter of 2022 was $8.6 million, a decrease of 14.9% from $10.0 million for the first quarter of 2022. The decrease was primarily attributable to a positive $0.4 million mortgage servicing rights (“MSR”) fair value adjustment included in the second quarter of 2022 results, compared to a positive $1.7 million MSR fair value adjustment included in the first quarter of 2022 results. Additionally, card income increased by $0.3 million during the second quarter of 2022, primarily due to increased card transaction volume. The increase in card income was mostly offset by a $0.3 million decrease in gains on sale of mortgage loans primarily as a result of a lower level of mortgage refinancing activity.

Relative to the second quarter of 2021, noninterest income decreased 2.5% from $8.8 million, primarily due to a $1.2 million decrease in gains on sale of mortgage loans resulting from a lower level of mortgage refinancing activity. This decrease was mostly offset by increases in service charges on deposit accounts, wealth management fees, and card income.

Noninterest Expense

Noninterest expense for the second quarter of 2022 was $23.8 million, a decrease of 1.3% from $24.2 million for the first quarter of 2022. The decrease was primarily attributable to a $0.5 million decrease in employee benefits expense as the first quarter of 2022 results included accelerated recognition of $0.6 million of stock compensation expense as a result of a modification to all existing restricted stock unit and performance restricted stock unit agreements to address treatment upon retirement. Total compensation costs related to the modified agreements remains the same.

Relative to the second quarter of 2021, noninterest expense increased 7.6% from $22.2 million. The increase was primarily attributable to a higher base level of noninterest expense following the NXT acquisition, primarily related to personnel costs and branch operations expenses.

HBT Financial, Inc.

Loan Portfolio

Total loans outstanding, before allowance for loan losses, were $2.45 billion at June 30, 2022, compared with $2.49 billion at March 31, 2022 and $2.15 billion at June 30, 2021. The $36.0 million decrease in total loans from March 31, 2022 was primarily attributable to a $41.2 million seasonal decrease in grain elevator operating lines within the commercial and industrial portfolio and a $13.7 million decrease from the ongoing forgiveness of PPP loans. These decreases were partially offset by a $26.0 million increase in multi-family loans.

Deposits

Total deposits were $3.70 billion at June 30, 2022, compared with $3.82 billion at March 31, 2022 and $3.42 billion at June 30, 2021. The $114.1 million decrease from March 31, 2022 was primarily attributable to lower balances maintained in retail and business accounts, partially offset by a seasonal increase in public fund accounts as a result of real estate tax collections.

Asset Quality

Nonperforming loans totaled $3.4 million, or 0.14% of total loans, at June 30, 2022, compared with $2.5 million, or 0.10% of total loans, at March 31, 2022, and $7.4 million, or 0.34% of total loans, at June 30, 2021.

The Company recorded a provision for loan losses of $0.1 million for the second quarter of 2022, compared to a negative provision for loan losses of $0.6 million for the first quarter of 2022. The provision was primarily due to changes to qualitative factors reflecting a slight deterioration in the economic environment since the first quarter of 2022, resulting in a $0.4 million increase in required reserve; a decrease in specific reserves on loans individually evaluated for impairment, resulting in a $0.2 million decrease in required reserves; and $0.1 million of net recoveries during the quarter.

The Company had net recoveries of $0.1 million, or (0.01)% of average loans on an annualized basis, for the second quarter of 2022, compared to net recoveries of $1.2 million, or (0.19)% of average loans on an annualized basis, for the first quarter of 2022, and net charge-offs of $90 thousand, or 0.02% of average loans on an annualized basis, for the second quarter of 2021.

The Company’s allowance for loan losses was 1.01% of total loans and 721.11% of nonperforming loans at June 30, 2022, compared with 0.99% of total loans and 992.63% of nonperforming loans at March 31, 2022.

Capital

At June 30, 2022, the Company exceeded all regulatory capital requirements under Basel III as summarized in the following table:

		Well Capitalized
		Regulatory
	June 30, 2022	Requirements
Total capital to risk-weighted assets	16.76%	10.00%
Tier 1 capital to risk-weighted assets	14.59%	8.00%
Common equity tier 1 capital ratio	13.36%	6.50%
Tier 1 leverage ratio	10.05%	5.00%
Total stockholders' equity to total assets	8.85%	N/A
Tangible common equity to tangible assets (1)	8.18%	N/A

(1)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

HBT Financial, Inc.

Stock Repurchase Program

During the second quarter of 2022, the Company repurchased 136,746 shares of its common stock at a weighted average price of $17.61 under its stock repurchase program. The Company’s Board of Directors authorized the repurchase of up to $15 million of its common stock under its stock repurchase program in effect until January 1, 2023. As of June 30, 2022, the Company had $11.6 million remaining under the current stock repurchase authorization.

About HBT Financial, Inc.

HBT Financial, Inc., headquartered in Bloomington, Illinois, is the holding company for Heartland Bank and Trust Company, and has banking roots that can be traced back to 1920. HBT provides a comprehensive suite of business, commercial, wealth management, and retail banking products and services to individuals, businesses and municipal entities throughout Central and Northeastern Illinois and Eastern Iowa through 61 branches. As of June 30, 2022, HBT had total assets of $4.2 billion, total loans of $2.5 billion, and total deposits of $3.7 billion.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP. These non-GAAP financial measures include net interest income (tax-equivalent basis), net interest margin (tax-equivalent basis), efficiency ratio (tax-equivalent basis), tangible common equity to tangible assets, tangible book value per share, return on average tangible common equity, adjusted net income, adjusted earnings per share, adjusted return on average assets, adjusted return on average stockholders' equity, and adjusted return on average tangible common equity. Our management uses these non-GAAP financial measures, together with the related GAAP financial measures, in its analysis of our performance and in making business decisions. Management believes that it is a standard practice in the banking industry to present these non-GAAP financial measures, and accordingly believes that providing these measures may be useful for peer comparison purposes. These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP; nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures in the "Reconciliation of Non-GAAP Financial Measures" tables.

HBT Financial, Inc.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release contains, and future oral and written statements of the Company and its management may contain, "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or “should,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: (i) the strength of the local, state, national and international economies (including effects of inflationary pressures and supply chain constraints); (ii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics (including the COVID-19 pandemic in the United States), acts of war or other threats thereof, or other adverse external events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iii) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies, the FASB or the PCAOB; (iv) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of LIBOR phase-out); (vi) increased competition in the financial services sector and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (ix) the loss of key executives or employees; (x) changes in consumer spending; (xi) unexpected outcomes of existing or new litigation involving the Company; (xii) the economic impact of exceptional weather occurrences such as tornadoes, floods and blizzards; and (xiii) the ability of the Company to manage the risks associated with the foregoing. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

CONTACT:

Tony Rossi

HBTIR@hbtbank.com

(310) 622-8221

HBT Financial, Inc.

HBT Financial, Inc.

Unaudited Consolidated Financial Summary

Consolidated Statements of Income

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2022	2022	2021	2022	2021

INTEREST AND DIVIDEND INCOME	(dollars in thousands, except per share data)
Loans, including fees:
Taxable	$27,843	$26,806	$25,278	$54,649	$50,412
Federally tax exempt	679	662	540	1,341	1,150
Securities:
Taxable	5,663	4,649	4,058	10,312	7,691
Federally tax exempt	1,138	1,040	1,144	2,178	2,280
Interest-bearing deposits in bank	420	159	115	579	195
Other interest and dividend income	14	19	12	33	25
Total interest and dividend income	35,757	33,335	31,147	69,092	61,753

INTEREST EXPENSE
Deposits	506	569	613	1,075	1,257
Securities sold under agreements to repurchase	8	9	8	17	15
Borrowings	1	1	—	2	1
Subordinated notes	469	470	469	939	939
Junior subordinated debentures issued to capital trusts	400	358	357	758	712
Total interest expense	1,384	1,407	1,447	2,791	2,924
Net interest income	34,373	31,928	29,700	66,301	58,829
PROVISION FOR LOAN LOSSES	145	(584)	(2,162)	(439)	(5,567)
Net interest income after provision for loan losses	34,228	32,512	31,862	66,740	64,396

NONINTEREST INCOME
Card income	2,714	2,404	2,449	5,118	4,707
Wealth management fees	2,322	2,289	2,005	4,611	3,977
Service charges on deposit accounts	1,792	1,652	1,390	3,444	2,687
Mortgage servicing	661	658	711	1,319	1,396
Mortgage servicing rights fair value adjustment	366	1,729	(310)	2,095	1,385
Gains on sale of mortgage loans	326	587	1,562	913	3,662
Unrealized gains (losses) on equity securities	(153)	(187)	6	(340)	46
Gains (losses) on foreclosed assets	(7)	40	216	33	140
Gains (losses) on other assets	(43)	193	(48)	150	(47)
Income on bank owned life insurance	41	40	—	81	—
Other noninterest income	532	638	793	1,170	1,629
Total noninterest income	8,551	10,043	8,774	18,594	19,582

NONINTEREST EXPENSE
Salaries	12,936	12,801	12,173	25,737	24,651
Employee benefits	1,984	2,444	1,409	4,428	3,094
Occupancy of bank premises	1,741	2,060	1,463	3,801	3,401
Furniture and equipment	623	552	603	1,175	1,226
Data processing	1,990	1,653	1,721	3,643	3,409
Marketing and customer relations	1,205	851	843	2,056	1,408
Amortization of intangible assets	245	245	258	490	547
FDIC insurance	298	288	244	586	484
Loan collection and servicing	278	157	333	435	698
Foreclosed assets	31	132	319	163	462
Other noninterest expense	2,511	2,974	2,788	5,485	5,318
Total noninterest expense	23,842	24,157	22,154	47,999	44,698
INCOME BEFORE INCOME TAX EXPENSE	18,937	18,398	18,482	37,335	39,280
INCOME TAX EXPENSE	4,852	4,794	4,765	9,646	10,318
NET INCOME	$14,085	$13,604	$13,717	$27,689	$28,962

EARNINGS PER SHARE - BASIC	$0.49	$0.47	$0.50	$0.96	$1.06
EARNINGS PER SHARE - DILUTED	$0.49	$0.47	$0.50	$0.95	$1.05
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	28,891,202	28,986,593	27,362,579	28,938,634	27,396,557

HBT Financial, Inc.

HBT Financial, Inc.

Unaudited Consolidated Financial Summary

Consolidated Balance Sheets

	June 30,	March 31,	June 30,
	2022	2022	2021

	(dollars in thousands)
ASSETS
Cash and due from banks	$25,478	$30,761	$47,861
Interest-bearing deposits with banks	134,553	328,218	497,742
Cash and cash equivalents	160,031	358,979	545,603

Interest-bearing time deposits with banks	—	487	—
Debt securities available-for-sale, at fair value	924,706	933,922	836,267
Debt securities held-to-maturity	548,236	438,054	309,132
Equity securities with readily determinable fair value	3,103	3,256	3,338
Equity securities with no readily determinable fair value	1,952	1,927	1,552
Restricted stock, at cost	2,813	2,739	2,739
Loans held for sale	5,312	1,777	5,951

Loans, before allowance for loan losses	2,451,826	2,487,785	2,152,119
Allowance for loan losses	(24,734)	(24,508)	(26,507)
Loans, net of allowance for loan losses	2,427,092	2,463,277	2,125,612

Bank owned life insurance	7,474	7,433	—
Bank premises and equipment, net	51,433	52,005	51,900
Bank premises held for sale	319	1,081	121
Foreclosed assets	2,891	3,043	7,757
Goodwill	29,322	29,322	23,620
Core deposit intangible assets, net	1,453	1,698	2,251
Mortgage servicing rights, at fair value	10,089	9,723	7,319
Investments in unconsolidated subsidiaries	1,165	1,165	1,165
Accrued interest receivable	14,263	13,527	12,785
Other assets	32,324	25,550	16,565
Total assets	$4,223,978	$4,348,965	$3,953,677

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest-bearing	$1,028,790	$1,069,231	$1,011,481
Interest-bearing	2,673,196	2,746,838	2,413,153
Total deposits	3,701,986	3,816,069	3,424,634

Securities sold under agreements to repurchase	51,091	50,834	46,756
Subordinated notes	39,356	39,336	39,277
Junior subordinated debentures issued to capital trusts	37,747	37,731	37,681
Other liabilities	19,989	21,840	32,135
Total liabilities	3,850,169	3,965,810	3,580,483

Stockholders' Equity
Common stock	293	293	275
Surplus	222,087	221,735	191,185
Retained earnings	212,506	203,076	175,328
Accumulated other comprehensive income (loss)	(52,820)	(36,100)	8,386
Treasury stock at cost	(8,257)	(5,849)	(1,980)
Total stockholders’ equity	373,809	383,155	373,194
Total liabilities and stockholders’ equity	$4,223,978	$4,348,965	$3,953,677

SHARE INFORMATION
Shares of common stock outstanding	28,831,197	28,967,943	27,355,053

HBT Financial, Inc.

HBT Financial, Inc.

Unaudited Consolidated Financial Summary

	June 30,	March 31,	June 30,
	2022	2022	2021

	(dollars in thousands)
LOANS
Commercial and industrial	$249,839	$291,909	$321,352
Agricultural and farmland	230,370	232,528	231,527
Commercial real estate - owner occupied	228,997	237,000	212,597
Commercial real estate - non-owner occupied	656,093	687,617	531,803
Multi-family	269,452	243,447	212,079
Construction and land development	332,041	320,030	204,619
One-to-four family residential	325,047	327,791	302,888
Municipal, consumer, and other	159,987	147,463	135,254
Loans, before allowance for loan losses	$2,451,826	$2,487,785	$2,152,119

PPP LOANS (included above)
Commercial and industrial	$2,823	$16,184	$115,538
Agricultural and farmland	9	392	8,711
Municipal, consumer, and other	—	—	1,273
Total PPP Loans	$2,832	$16,576	$125,522

	June 30,	March 31,	June 30,
	2022	2022	2021

	(dollars in thousands)
DEPOSITS
Noninterest-bearing	$1,028,790	$1,069,231	$1,011,481
Interest-bearing demand	1,162,292	1,167,058	1,023,565
Money market	581,058	597,464	506,880
Savings	654,953	687,147	603,849
Time	274,893	295,169	278,859
Total deposits	$3,701,986	$3,816,069	$3,424,634

HBT Financial, Inc.

HBT Financial, Inc.

Unaudited Consolidated Financial Summary

	Three Months Ended
	June 30, 2022			March 31, 2022			June 30, 2021
	Average			Average			Average
	Balance	Interest	Yield/Cost *	Balance	Interest	Yield/Cost *	Balance	Interest	Yield/Cost *

	(dollars in thousands)
ASSETS
Loans	$2,467,851	$28,522	4.64%	$2,507,006	$27,468	4.44%	$2,234,388	$25,818	4.63%
Securities	1,422,096	6,801	1.92	1,321,918	5,689	1.75	1,121,104	5,202	1.86
Deposits with banks	240,692	420	0.70	370,130	159	0.17	438,001	115	0.11
Other	2,809	14	2.07	2,739	19	2.80	2,726	12	1.83
Total interest-earning assets	4,133,448	$35,757	3.47%	4,201,793	$33,335	3.22%	3,796,219	$31,147	3.29%
Allowance for loan losses	(24,579)			(24,099)			(28,939)
Noninterest-earning assets	177,433			165,752			156,559
Total assets	$4,286,302			$4,343,446			$3,923,839

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$1,159,077	$144	0.05%	$1,143,829	$142	0.05%	$1,019,488	$127	0.05%
Money market	582,016	110	0.08	598,271	121	0.08	502,448	94	0.08
Savings	661,661	52	0.03	649,563	50	0.03	601,615	46	0.03
Time	284,880	200	0.28	310,675	256	0.33	290,865	346	0.48
Total interest-bearing deposits	2,687,634	506	0.08	2,702,338	569	0.09	2,414,416	613	0.10
Securities sold under agreements to repurchase	51,057	8	0.07	53,054	9	0.07	47,170	8	0.07
Borrowings	440	1	1.34	500	1	0.71	440	—	0.39
Subordinated notes	39,346	469	4.79	39,325	470	4.84	39,265	469	4.80
Junior subordinated debentures issued to capital trusts	37,738	400	4.26	37,721	358	3.85	37,671	357	3.80
Total interest-bearing liabilities	2,816,215	$1,384	0.20%	2,832,938	$1,407	0.20%	2,538,962	$1,447	0.23%
Noninterest-bearing deposits	1,072,883			1,077,917			992,699
Noninterest-bearing liabilities	18,673			26,302			26,988
Total liabilities	3,907,771			3,937,157			3,558,649
Stockholders' Equity	378,531			406,289			365,190
Total liabilities and stockholders’ equity	$4,286,302			$4,343,446			$3,923,839

Net interest income/Net interest margin (1)		$34,373	3.34%		$31,928	3.08%		$29,700	3.14%
Tax-equivalent adjustment (2)		598	0.05		529	0.05		503	0.05
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (2) (3)		$34,971	3.39%		$32,457	3.13%		$30,203	3.19%
Net interest rate spread (4)			3.27%			3.02%			3.06%
Net interest-earning assets (5)	$1,317,233			$1,368,855			$1,257,257
Ratio of interest-earning assets to interest-bearing liabilities	1.47			1.48			1.50
Cost of total deposits			0.05%			0.06%			0.07%

*       Annualized measure.

(1)	Net interest margin represents net interest income divided by average total interest-earning assets.
(2)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(4)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.

Unaudited Consolidated Financial Summary

	Six Months Ended
	June 30, 2022			June 30, 2021
	Average			Average
	Balance	Interest	Yield/Cost *	Balance	Interest	Yield/Cost *

	(dollars in thousands)
ASSETS
Loans	$2,487,320	$55,990	4.54%	$2,259,136	$51,562	4.60%
Securities	1,372,284	12,490	1.84	1,063,312	9,971	1.89
Deposits with banks	305,053	579	0.38	392,213	195	0.10
Other	2,775	33	2.43	2,612	25	1.93
Total interest-earning assets	4,167,432	$69,092	3.34%	3,717,273	$61,753	3.35%
Allowance for loan losses	(24,340)			(30,390)
Noninterest-earning assets	171,624			156,093
Total assets	$4,314,716			$3,842,976

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$1,151,495	$286	0.05%	$1,008,664	$244	0.05%
Money market	590,098	231	0.08	492,472	183	0.07
Savings	655,645	102	0.03	571,921	87	0.03
Time	297,706	456	0.31	292,509	743	0.51
Total interest-bearing deposits	2,694,944	1,075	0.08	2,365,566	1,257	0.11
Securities sold under agreements to repurchase	52,050	17	0.07	46,761	15	0.06
Borrowings	470	2	1.01	470	1	0.42
Subordinated notes	39,335	939	4.82	39,255	939	4.83
Junior subordinated debentures issued to capital trusts	37,730	758	4.05	37,663	712	3.81
Total interest-bearing liabilities	2,824,529	$2,791	0.20%	2,489,715	$2,924	0.24%
Noninterest-bearing deposits	1,075,387			956,806
Noninterest-bearing liabilities	22,466			32,077
Total liabilities	3,922,382			3,478,598
Stockholders' Equity	392,334			364,378
Total liabilities and stockholders’ equity	$4,314,716			3,842,976

Net interest income/Net interest margin (1)		$66,301	3.21%		$58,829	3.19%
Tax-equivalent adjustment (2)		1,127	0.05		1,006	0.06
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (2) (3)		$67,428	3.26%		$59,835	3.25%
Net interest rate spread (4)			3.14%			3.11%
Net interest-earning assets (5)	$1,342,903			$1,227,558
Ratio of interest-earning assets to interest-bearing liabilities	1.48			1.49
Cost of total deposits			0.06%			0.08%

*       Annualized measure.

(1)	Net interest margin represents net interest income divided by average total interest-earning assets.
(2)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(4)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.

Unaudited Consolidated Financial Summary

	June 30,	March 31,	June 30,
	2022	2022	2021

	(dollars in thousands)
NONPERFORMING ASSETS
Nonaccrual	$3,248	$2,461	$6,823
Past due 90 days or more, still accruing (1)	182	8	583
Total nonperforming loans	3,430	2,469	7,406
Foreclosed assets	2,891	3,043	7,757
Total nonperforming assets	$6,321	$5,512	$15,163

Allowance for loan losses	$24,734	$24,508	$26,507
Loans, before allowance for loan losses	2,451,826	2,487,785	2,152,119

CREDIT QUALITY RATIOS
Allowance for loan losses to loans, before allowance for loan losses	1.01%	0.99%	1.23%
Allowance for loan losses to nonaccrual loans	761.51	995.86	388.49
Allowance for loan losses to nonperforming loans	721.11	992.63	357.91
Nonaccrual loans to loans, before allowance for loan losses	0.13	0.10	0.32
Nonperforming loans to loans, before allowance for loan losses	0.14	0.10	0.34
Nonperforming assets to total assets	0.15	0.13	0.38
Nonperforming assets to loans, before allowance for loan losses and foreclosed assets	0.26	0.22	0.70

(1)	Excludes loans acquired with deteriorated credit quality that are past due 90 or more days, still accruing totaling $23 thousand, $25 thousand, and $27 thousand as of June 30, 2022, March 31, 2022 and June 30, 2021, respectively.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2022	2022	2021	2022	2021

ALLOWANCE FOR LOAN LOSSES	(dollars in thousands)
Beginning balance	$24,508	$23,936	$28,759	$23,936	$31,838
Provision	145	(584)	(2,162)	(439)	(5,567)
Charge-offs	(159)	(134)	(402)	(293)	(597)
Recoveries	240	1,290	312	1,530	833
Ending balance	$24,734	$24,508	$26,507	$24,734	$26,507

Net charge-offs (recoveries)	$(81)	$(1,156)	$90	$(1,237)	$(236)
Average loans, before allowance for loan losses	2,467,851	2,507,006	2,234,388	2,487,320	2,259,136

Net charge-offs (recoveries) to average loans, before allowance for loan losses *	(0.01)%	(0.19)%	0.02%	(0.10)%	(0.02)%

*       Annualized measure.

HBT Financial, Inc.

HBT Financial, Inc.

Unaudited Consolidated Financial Summary

	As of or for the Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2022	2022	2021	2022	2021

	(dollars in thousands, except per share data)
EARNINGS AND PER SHARE INFORMATION
Net income	$14,085	$13,604	$13,717	$27,689	$28,962
Earnings per share - Basic	0.49	0.47	0.50	0.96	1.06
Earnings per share - Diluted	0.49	0.47	0.50	0.95	1.05

Adjusted net income (1)	$13,836	$12,227	$14,168	$26,063	$28,201
Adjusted earnings per share - Basic (1)	0.48	0.42	0.52	0.90	1.03
Adjusted earnings per share - Diluted (1)	0.48	0.42	0.52	0.90	1.03

Book value per share	$12.97	$13.23	$13.64
Tangible book value per share (1)	11.90	12.16	12.70

Shares of common stock outstanding	28,831,197	28,967,943	27,355,053
Weighted average shares of common stock outstanding	28,891,202	28,986,593	27,362,579	28,938,634	27,396,557

SUMMARY RATIOS
Net interest margin *	3.34%	3.08%	3.14%	3.21%	3.19%
Net interest margin (tax equivalent basis) * (1)(2)	3.39	3.13	3.19	3.26	3.25

Efficiency ratio	54.97%	56.97%	56.91%	55.96%	56.31%
Efficiency ratio (tax equivalent basis) (1)(2)	54.22	56.26	56.18	55.23	55.59

Loan to deposit ratio	66.23%	65.19%	62.84%

Return on average assets *	1.32%	1.27%	1.40%	1.29%	1.52%
Return on average stockholders' equity *	14.92	13.58	15.07	14.23	16.03
Return on average tangible common equity * (1)	16.25	14.71	16.22	15.45	17.27

Adjusted return on average assets * (1)	1.29%	1.14%	1.45%	1.22%	1.48%
Adjusted return on average stockholders' equity * (1)	14.66	12.20	15.56	13.40	15.61
Adjusted return on average tangible common equity * (1)	15.96	13.22	16.76	14.55	16.81

*       Annualized measure.

(1)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(2)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –

Adjusted Net Income and Adjusted Return on Average Assets

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2022	2022	2021	2022	2021

	(dollars in thousands)
Net income	$14,085	$13,604	$13,717	$27,689	$28,962
Adjustments:
Acquisition expenses	—	—	(157)	—	(157)
Branch closure expenses	—	—	(104)	—	(104)
Gains (losses) on sales of closed branch premises	(18)	197	—	179	—
Mortgage servicing rights fair value adjustment	366	1,729	(310)	2,095	1,385
Total adjustments	348	1,926	(571)	2,274	1,124
Tax effect of adjustments	(99)	(549)	120	(648)	(363)
Less adjustments, after tax effect	249	1,377	(451)	1,626	761
Adjusted net income	$13,836	$12,227	$14,168	$26,063	$28,201

Average assets	$4,286,302	$4,343,446	$3,923,839	$4,314,716	$3,842,976

Return on average assets *	1.32%	1.27%	1.40%	1.29%	1.52%
Adjusted return on average assets *	1.29	1.14	1.45	1.22	1.48

*       Annualized measure.

Reconciliation of Non-GAAP Financial Measures –

Adjusted Earnings Per Share

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2022	2022	2021	2022	2021

	(dollars in thousands, except per share data)
Numerator:
Net income	$14,085	$13,604	$13,717	$27,689	$28,962
Earnings allocated to participating securities (1)	(17)	(17)	(25)	(34)	(56)
Numerator for earnings per share - basic and diluted	$14,068	$13,587	$13,692	$27,655	$28,906

Adjusted net income	$13,836	$12,227	$14,168	$26,063	$28,201
Earnings allocated to participating securities (1)	(17)	(15)	(26)	(32)	(54)
Numerator for adjusted earnings per share - basic and diluted	$13,819	$12,212	$14,142	$26,031	$28,147

Denominator:
Weighted average common shares outstanding	28,891,202	28,986,593	27,362,579	28,938,634	27,396,557
Dilutive effect of outstanding restricted stock units	53,674	43,646	17,701	48,688	10,137
Weighted average common shares outstanding, including all dilutive potential shares	28,944,876	29,030,239	27,380,280	28,987,322	27,406,694

Earnings per share - Basic	$0.49	$0.47	$0.50	$0.96	$1.06
Earnings per share - Diluted	$0.49	$0.47	$0.50	$0.95	$1.05

Adjusted earnings per share - Basic	$0.48	$0.42	$0.52	$0.90	$1.03
Adjusted earnings per share - Diluted	$0.48	$0.42	$0.52	$0.90	$1.03

(1)	The Company has granted certain restricted stock units that contain non-forfeitable rights to dividend equivalents. Such restricted stock units are considered participating securities. As such, we have included these restricted stock units in the calculation of basic earnings per share and calculate basic earnings per share using the two-class method. The two-class method of computing earnings per share is an earnings allocation formula that determines earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –

Net Interest Income and Net Interest Margin (Tax Equivalent Basis)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2022	2022	2021	2022	2021

	(dollars in thousands)
Net interest income (tax equivalent basis)
Net interest income	$34,373	$31,928	$29,700	$66,301	$58,829
Tax-equivalent adjustment (1)	598	529	503	1,127	1,006
Net interest income (tax equivalent basis) (1)	$34,971	$32,457	$30,203	$67,428	$59,835

Net interest margin (tax equivalent basis)
Net interest margin *	3.34%	3.08%	3.14%	3.21%	3.19%
Tax-equivalent adjustment * (1)	0.05	0.05	0.05	0.05	0.06
Net interest margin (tax equivalent basis) * (1)	3.39%	3.13%	3.19%	3.26%	3.25%

Average interest-earning assets	$4,133,448	$4,201,793	$3,796,219	$4,167,432	$3,717,273

*       Annualized measure.

(1)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

Reconciliation of Non-GAAP Financial Measures –

Efficiency Ratio (Tax Equivalent Basis)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2022	2022	2021	2022	2021

	(dollars in thousands)
Efficiency ratio (tax equivalent basis)
Total noninterest expense	$23,842	$24,157	$22,154	$47,999	$44,698
Less: amortization of intangible assets	245	245	258	490	547
Adjusted noninterest expense	$23,597	$23,912	$21,896	$47,509	$44,151

Net interest income	$34,373	$31,928	$29,700	$66,301	$58,829
Total noninterest income	8,551	10,043	8,774	18,594	19,582
Operating revenue	42,924	41,971	38,474	84,895	78,411
Tax-equivalent adjustment (1)	598	529	503	1,127	1,006
Operating revenue (tax equivalent basis) (1)	$43,522	$42,500	$38,977	$86,022	$79,417

Efficiency ratio	54.97%	56.97%	56.91%	55.96%	56.31%
Efficiency ratio (tax equivalent basis) (1)	54.22	56.26	56.18	55.23	55.59

(1)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –

Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share

	June 30,	March 31,	June 30,
	2022	2022	2021

	(dollars in thousands, except per share data)
Tangible common equity
Total stockholders' equity	$373,809	$383,155	$373,194
Less: Goodwill	29,322	29,322	23,620
Less: Core deposit intangible assets, net	1,453	1,698	2,251
Tangible common equity	$343,034	$352,135	$347,323

Tangible assets
Total assets	$4,223,978	$4,348,965	$3,953,677
Less: Goodwill	29,322	29,322	23,620
Less: Core deposit intangible assets, net	1,453	1,698	2,251
Tangible assets	$4,193,203	$4,317,945	$3,927,806

Total stockholders' equity to total assets	8.85%	8.81%	9.44%
Tangible common equity to tangible assets	8.18	8.16	8.84

Shares of common stock outstanding	28,831,197	28,967,943	27,355,053

Book value per share	$12.97	$13.23	$13.64
Tangible book value per share	11.90	12.16	12.70

Reconciliation of Non-GAAP Financial Measures –

Return on Average Tangible Common Equity,

Adjusted Return on Average Stockholders' Equity and Adjusted Return on Tangible Common Equity

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2022	2022	2021	2022	2021

	(dollars in thousands)
Average tangible common equity
Total stockholders' equity	$378,531	$406,289	$365,190	$392,334	$364,378
Less: Goodwill	29,322	29,322	23,620	29,322	23,620
Less: Core deposit intangible assets, net	1,597	1,844	2,410	1,720	2,547
Average tangible common equity	$347,612	$375,123	$339,160	$361,292	$338,211

Net income	$14,085	$13,604	$13,717	$27,689	$28,962
Adjusted net income	13,836	12,227	14,168	26,063	28,201

Return on average stockholders' equity *	14.92%	13.58%	15.07%	14.23%	16.03%
Return on average tangible common equity *	16.25	14.71	16.22	15.45	17.27

Adjusted return on average stockholders' equity *	14.66%	12.20%	15.56%	13.40%	15.61%
Adjusted return on average tangible common equity *	15.96	13.22	16.76	14.55	16.81

*       Annualized measure.